Exhibit 10.30

Lease Agreement

Party A (Lesser): Liaoning Bohai Trading Co., Ltd
Party B (Lessee): Shenyang Sitewei Fitness Co., Ltd
(Note: Party B will change the name after signed final agreement, the right and obligation will be as same as specified in agreement)

Under the Contract Laws of People’s Republic of China and other regulations, Party A and Party B entered into the agreement after the friendly negotiation.

First: Party A will lease to Party B the Fifth floor and the B1 of  124 Huigong Street, Shenhe District, Shenyang owned by Party A with 1106.33 square meters and 105.29 square meters respectively (1211.62 m2 in total) for Party B to operate the Yoga club.

Second: Leasing Term and delivery date:

Leasing Term: From Nov 1, 2008 to Mar 31, 2019.

Delivery date: the house delivery date is from Oct 27, 2008 to Oct 31, 2008.

Initial renting date: From the second day of finishing the decoration, Party B will start paying the rental amount to Party A.

Free rental amount period: From Oct 31 2008 to Mar 31, 2009, during the period, Party B should not pay the rental amount (if leasing term could not be performed according to the agreement because of Party B, Party B can not enjoy the free rental amount period, and Party B should pay this part of rental amount according to first year rental amount standard); within the free rental amount period, Party B should pay for the property management fees (16.00 Yuan / month / square meter), and water & electricity fees.

Third: Date and Payment of performance bond, property management fees and other expenses.

1.
Performance bond: From the date of entering into agreement between two parties, Party B should pay 250,000 Yuan RMB to Party A as the Performance bond (80,000 at the signing date and 170,000 within 10 days of signing date). After the expiration date of terminating the agreement, within 7 days from settling all the expenses, Party A should return 250,000  Performance bond without any interest.

2.	house using fees:

1)
The rental space of the Fifth floor is 1211.62 m2, the using expenses:,800 Yuan /m2 x year for the first, and second year(rental amount is 608 Yuan /m2 x year, property management fees is 192 Yuan /m2 x year); the third year will be 900 Yuan /m2 x year (rental amount is 708 Yuan /m2 x year, property management fees is 192 Yuan /m2 x year);fourth year will increase 3%, i.e.927 Yuan /m2 x year (rental amount is 735 Yuan /m2 x year, property management fees is 192 Yuan /m2 x year); and from the fifth year, the rental amount will be increased 5% year by year (include 192 Yuan /m2 x year of the property management fees).

2)
Property management fees: the above house using fees have been included the 16 Yuan /m2/month of the standard property management fees (during the leasing agreement, the Property management fees will not be changed). Party B will not pay the property management fees to the property company. Party A should give Party B the receipt.

3.
Paying Date: From the Initial rental date, Party B should pay the house using fees per month(Party A should provide the normal business receipt to Party B within 5 days); the exact paying Date: the second date of the expiration date of the free rental amount period.

4.	Payment : Party will pay the above amount by remitting or other ways accepted by Party A. Party A’s Bank: Huaxia Bank Shenyang Branch Beizhan Subbranch Account No.:658-8191-27208

5.
Within the agreement period, except the rental amount and property management fees (the relevant tax should be borne by Party A), Party B should also be in responsible for the water & electricity fees (if it is changed, will be implied according to the new standard) and other charges regulated by the governmental departments. (such as garbage clearing fees, and snow clearing fees and etc.); under the contract laws of People’s Republic of China and urban house rental management ways and other regulations and conditions, the property leasing tax and land using fees should be Party A’s responsibility. The water and electricity fees should be borne by Party B. The stamp tax and registration charges should be shared by the two parties. Party B should pay the house leasing certification fees for commercial and tax registration, Party A could deal with the matters for Party B.

Fourth: Handing-over Standard

1)	Delivery standard: when signing the agreement, the present situation is prevailing.

2)
Returning standard: When terminate the agreement, Party B should hand-over the decorated house to Party A for free, all of the partitions within the house should be removed by Party B, and Party B should be in responsible for recovering the former situation of the stairs.

Fifth: Party A’s rights and obligations

1.	Party A should deliver the house to Party B under the agreement.

2.
Party A should provide the Construction fire protection acceptance (see the Annex 3) at the day before the signing date to party B, the property management company provided by Party A should meet the requirements of the fire protection acceptance, if it is delayed for the Party A’s reason, then the free rental amount period should be postponed, Party B should deal with the second fire protection matters, Party A should provide the assistance.

3.
The property management company authorized by Party A ---Liaoning Hanbang Property Management Company is responsible for providing Property Management and service (provide the authorization by Party A), The property management company is responsible for providing the daily management service, maintain the building in a good operating condition; the body of the leasing house, main equipments and the public spaces maintenance duties should be borne by the property management company. If the property management company is slack to perform its duties, the Party B has the right to claim Party A to perform the duties.

4.	If any regulations conflicts with the service treaty issued by the property management company, the agreement version should be prevailing, Party A is responsible for the removal them.

Sixth: Party B’s rights and obligations

1.	Party B should accept the house in the time according to the agreement.

2.	Comply with the regulations, operate according to laws

3.	Pay the amount specified in the Third note in the agreement in time.

4.
Support and assist the work done by the property management company, will not store the dangerous goods, use and maintain all of the equipment in the house, if any damages occurred, all of the duties and costs should be borne by Party B. But if for the equipments own problem or it is expired, Party B should not take the responsible for resorting it. When the company restores the house, Party B should cooperate with the company, the restoring work done by the Party A and the company should not affect Party B’s operation. Should not enter into the Party B’s operating area to maintain the house without Party B’s permission, or the leasing term will be postponed.

5.
renewing right: under the same condition, Party B has the priority to renew the house, Party B should notice Party A in written application 3 months in advance of the expiration date, and should sign the renew agreement with Party A before the expiration date, the rental amount and relevant fees should be discussed by the two parties. The above period exceeded will be deemed as Party B giving up its rights. Within the 3 months of the expiration date, Party A could lead other people who like to rent the house to inspect the house with Party B’s former permission, Party B should permit and cooperate (the financial room, filing room and the computer room should not be entered into without Party B’s permission).

6.
Terminating right: during the leasing term, as long as Party B finished the leasing term of 36 months, Party B has right to terminate part or all of the agreement when pay the rental amount in the free rental amount period [the rental amount in the free rental amount period = rental amount for 5 months-(the number of the months which has paid the rental amount = 120 months) x 5 months of rental amount], and under the condition of submitting the written notice in 6 months ahead (the 42nd month is the earliest month to terminate the agreement). Except the performance bond should not be returned, Party B will not bear the other expenses for terminating agreement.

7.
When decorate the house, Party B should provide the decorating design and constructing plan to the property company and Party A, Party B should not start to construct without Party A and the property company’s acceptance. During the construction, the building structure and function should not be changed; the public equipment and facilities should not be damaged. If the public equipment and facilities are damaged during the Party B’s construction, Party B should bear the economic losses; Party B should insure the qualities of the project which decorated by party B and the equipments and facilities installed by Party B. Party B should bear the compensation losses if the losses incurred because of Party B’s construction.

8.
Party B should submit the throwing leasing application before the terminating date, finish throwing lease matters with Party A or the property company, and return the house to Party A; if the Party B return the house delayed, the rental amount will be 3 times as the rental amount specified in the agreement, and Party A has the right to adopt the measurement to withdraw the house, and claim the Party B to compensate the relevant losses.

Seventh: Breaching

1.      Party A’s breaching liability:

1)	If Party A can’t deliver the house in time, Party A should pay breach amount to Party B. The breaching amount standard is: breaching amount = daily rental amount x 3 x number of days delayed.

2)	If Party A can not restore the house, and Party B’s staff, the third party and property losses because of it, Party A should compensate for the losses.

3)	The house provided by the Party A is not comply with the agreement, and Party A reject to improve.

4)	The property company or the Party A does not perform the maintenance duties, and Party B can’t use the house.

2.      Party B’s breaching liability :

1)
If Party B does not pay the rental amount and related expenses according to the agreement, except repaid them all as soon as possible, and also should pay the delayed amount, the delayed amount standard is: delayed amount = the overdue amount x 1%/day.

2)
If Party B takes the one of the following actions, Party A has right to withdraw the house, and terminate the agreement, the property company has right to terminate to provide the relevant property management service, Party B should compensate the relevant losses to Party A.

I.	Rent, sublease, lend or co-lend without Party A’s permission. Party B changes the house’s purpose without Party A’s permission.

II.	Do not pay the house using fees and relevant fees (include partial over-due), if the over-due period exceeded 30 days, the agreement will be terminated, and all the costs should be borne by Party B.

III.	Change the house using purpose, or change the facilities, structure, without Party A’s permission, cause Party A and the third party subject to the major economic losses.

Eighth: Special Condition

1.	Parking: Within the leasing term, Party B and its members could use the parking area in front of the building (except it is unified charged).

2.	Lift is a public facility, the property manage fees paid by Party B has included into the electricity fees, maintenance fees, upgrading fees and etc.

3.	The construction project may bring inconveniency to Party A and the third party, Party A and the property management company should coordinate on it.

4.	Lesser and lessee alternation.

1)
If Party A needed to sell the house within the leasing term, Party A should notice Party B 3 months in advance. Under the same condition, Party B has priority right to purchase the house. If Party B did not purchase the house, Party A should promise that Party B’s using right will not be injured till the expiration date.

2)	Subleasing right: Party B has right to rent the house to its subsidiaries or the related parties with Party A’s written permission, but should be insured that the using purpose will not be changed.

5.
Party B could engage in the project of brightening treatment on the western wall of the first floor, but its height should not exceed the middle line between the first and second floor, and the wall should not be damaged. Party B should clean and upgrade it in time to insure that the project will not affect the whole building’s elegance. Party B should inspect and maintain it in time to insure the project’s safety running. Party B should be responsible for the costs if any safety accident occurred. The size, design and the plan should not be caught into operation without Party A’s written permission. Party B should be responsible for the restore its former situation after the expiration date.

6.
During the negotiation or through the business contacts between the two parties, all of the one party’s information mastered or gained by the other Party should be deemed as the confidential information, any of the party should not use or disclose the information without the other Party’s permission except the information has been publicly known and not the other party’s duty.

Ninth: Termination and Cancellation

1.      If any of the followings happened, the agreement is terminated:

1)	The agreement term is expired.

2)	One party breached the agreement, because the agreement can not be performed or the performance become unnecessary.

3)	After the agreement is terminated, Party B should restore the house to its former situation and submit the house returning application, and should be accepted by Party A.

4)	During the leasing term, Party A should not one-side terminate the agreement.

5)
Party B should return the house to Party A at the terminating or the expiration date.  If Party B could not return the house to party A in time, Party B should return the house as soon as possible, and should also pay the fine for 1% of annual rental amount for each delaying day.

6)
Party B should remove all the goods within 10 days of the expiration date, any things remained in the house means that Party A has given up its ownership. Party A could dispose it, and Party B should bear all of its costs.

Tenth: Exemption Clause

1.	The house is damaged or the economic losses because of the force majeure, the two parties should not bear any of the duties, force majeure referred to the force majeure specified in the Chinese Laws.

2.	If any force majeure happened, Party A should return the performance bond and the rest rental amount to Party B.

Eleventh: The annex, additional agreement has the same legal effect with the agreement.

Twelfth: Disputes Settlement

If any disputes arise during performing the agreement, the two parties should solve the disputes by friendly negotiation. If the two parties can’t reach into agreement, the two parties should perform the other obligations under the agreement.

Thirteenth: the agreement will be in effective after it is signed and sealed. Six copies of the agreement, each copy has the same legal effect. Two copies for each party and two copies for the property company

Annex I: Party B’s business license, tax registration certificate
Annex II: The plan drawings of the first and fourth floors
Annex III : The Construction fire protection acceptance
Annex IV: Customers service treaty
Annex V: Key points in project arrangement
Annex VI: Wall brightening effective drawing

Party A: Liaoning Bohai Trading Co., Ltd
Legal representative: Qing Wang

Signature
_________________________________

Party B: Shenyang Sitewei Fitness Co., Ltd
Legal representative: Shi Kuiqian

Signature
_________________________________
Signing Date: Oct. 27, 2008